UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2012

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	980583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21 Sparrow Circle, White Plains, NY 10605
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +972.4.824.2051

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 11, 2012 we announced the entry into an agreement between Tel Hashomer - Medical Research, Infrastructure and Services Ltd. and our Israeli subsidiary, Orgenesis Ltd., to perform a study of liver cells into pancreatic cells, at the facilities and using the equipment and personnel of the Chaim Sheba Medical Center of Israel under the supervision of our Chief Science Officer, Prof. Sarah Ferber. Orgenesis will pay Tel Hashomer the amount of New Israeli Shekel 279,000 (approximately US $74,231.40) plus VAT plus an advance payment of New Israeli Shekel 30,000 (approximately US $7,981.87) . The agreement will continue until Tel Hashomer completes their study or until we terminate the agreement with 90 days written notice.

A copy of the research agreement is attached as exhibit 10.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
10.1	Research Services Agreement with Tel Hashomer - Medical Research, Infrastructure and Services Ltd. dated March 22, 2012
99.1	News release dated April 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:
/s/ Jacob Ben Arie
Jacob Ben Arie
Chief Executive Officer and President

April 12, 2012